UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 24, 2007
Date of Earliest Event Reported: May 21, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12100 Wilshire Boulevard, Suite 800 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 806-9420

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 21, 2007, Bryon Rubin was appointed to the Board of Directors of ProElite, Inc. (the “Company”), pursuant to the exclusive distribution agreement with Showtime Networks, Inc. (“SNI”), dated November 8, 2006 and the investor rights agreement entered into with SNI, dated January 3, 2007. The investor rights agreement was entered into in connection with the sale of the Company’s securities (the “Sale”), which included 1,666,667 units, at a per unit price of $3.00, each unit consisting of three shares of common stock and a three-year warrant to purchase one share of common stock at a per share exercise price of $2.00 to SNI. The warrant was exercisable as of the date of grant, January 5, 2007.

The description and terms of the exclusive distribution agreement, the investor rights agreement and the Sale are included in the Company’s registration statement on Form SB-2, filed on May 8, 2007 with the Securities and Exchange Commission (the “SEC”). A copy of the exclusive distribution agreement was filed as an exhibit to the registration statement on Form SB-2 filed on May 8, 2007 with the SEC. A copy of the investor rights agreement was filed as an exhibit to the registration statement on Form SB-2 filed on January 12, 2007 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: May 24, 2007	By:	/s/ DOUGLAS DELUCA
Douglas DeLuca, Chief Executive Officer